UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 18, 2020
Date of Report (date of earliest event reported)

POLARIS INC.
(Exact name of registrant as specified in its charter)

Minnesota			1-11411	41-1790959
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55	Medina	Minnesota		55340
(Address of Principal Executive Offices)				(Zip Code)
(763) 542-0500
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.

Due to the coronavirus (COVID-19) outbreak, the Polaris 401(k) Retirement Savings Plan (the “Plan”) is filing this current report on Form 8-K to avail itself of an extension to file its Annual Report on Form 11-K for the plan year ended December 31, 2019 (the “Form 11-K”). The Plan is relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”).

As previously disclosed, the operations and business of Polaris Inc. (the “Company”), which is the sponsor of the Plan, have experienced disruptions due to the unprecedented conditions surrounding the COVID-19 pandemic, including furloughs for many employees at the Company’s corporate office in the second fiscal quarter of 2020 to manage costs. Specifically, the Plan is relying on the Order due to limited availability of key Company personnel to prepare and review the Form 11-K. This has been caused by employee furloughs and the time and attention needed for business and operational issues resulting from COVID-19. The Plan anticipates that it will file its Annual Report no later than 45 days after the original June 28, 2020 due date for the Form 11-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 18, 2020
POLARIS 401(k) RETIREMENT SAVINGS PLAN By the Members of the 401(k) Retirement Savings Committee as Plan Administrator

/s/ Lucy Clark Dougherty
Lucy Clark Dougherty

/s/ Kelly D. Sanford
Kelly D.Sanford

/s/ Michael T. Speetzen
Michael T. Speetzen

/s/ John G. Springer
John G. Springer

/s/ James P.Williams
James P. Williams